SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported): February 6, 2015

DISCOVERY ENERGY CORP. f/k/a “Santos Resource Corp.”
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

________________________
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On February 15, 2015, Discovery Energy Corp. (the “Company”) received from the South Australian Minister for Mineral Resources and Energy an unequivocal confirmation that the Company’s application for the further six-month suspension of the work commitment relating to the Petroleum Exploration License (PEL) 512 covering the Company’s 584,651-acre prospect in South Australia had been approved effective February 6, 2015. Prior to this further suspension, the Company’s remaining work commitments were due to be completed by April 27, 2018.

As further extended, the Company’s remaining work commitments are due to be completed by October 25, 2018, as set out below:

*	Year 2 ending October 25, 2015 - Conduct a new 3D seismic survey totaling at least 100 kilometers.
*	Year 3 ending October 25, 2016 - Acquire new 2D seismic data totaling at least 100 kilometers, acquire 3D seismic data totaling at least 200 square kilometers and drill two wells.
*	Year 4 ending October 25, 2017 - Acquire new 3D seismic data totaling at least 200 square kilometers and drill two wells.
*	Year 5 ending October 25, 2018 - Drill three wells

The modification extends the time that the Company has to meet its commitments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.,
f/k/a “Santos Resource Corp.”
(Registrant)

Date: February 17, 2015	By: /s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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